As filed with the Securities and Exchange Commission on July 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLCEUTIX CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	30-0565645
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

100 Cummings Center, Suite 151-B

Beverly, Massachusetts 01915

(Address, including zip code, of principal executive offices)

Cellceutix Corporation 2016 Equity Incentive Plan

(Full title of the plan)

Leo Ehrlich

Chief Executive Officer

Cellceutix Corporation

100 Cummings Center, Suite 151-B

Beverly, Massachusetts 01915

(978) 921-4125

(Name, address and telephone number, including area code, of agent for service)

Copy to:

David R. Crandall

Hogan Lovells US LLP

1200 Seventeenth Street, Suite 1500

Denver, Colorado 80202

(303) 899-7300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Cellceutix Corporation Class A Common Stock, par value $0.0001 per share	20,000,000	$1.21	$24,200,000	$2,436.94

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to 457(c) and 457(h) of the Securities Act of 1933, and based upon the average of the high and low prices of the Registrant's Class A Common Stock as reported on the OTC Pink Sheets market on July 14, 2016.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Cellceutix Corporation 2016 Equity Incentive Plan covered by this Registration Statement on Form S-8 (the "Registration Statement") as required by Rule 428(b)(1). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Cellceutix Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, other than information in a report or document that is "furnished" and not "filed" pursuant to the applicable rules and regulations of the Commission:

•

our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed on September 11, 2015, including portions of our proxy statement for the 2015 annual meeting of stockholders, filed on November 2, 2015, to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015 (filed on November 9, 2015), December 31, 2015 (filed on February 8, 2016) and March 31, 2016 (filed on May 9, 2016);
•

our Current Reports on Form 8-K filed on August 7, 2015, November 3, 2015, December 21, 2015, March 31, 2016 and July 1, 2016 (specifically excluding the information in any such Form 8-K furnished under Item 2.02 or 7.01 and the exhibits furnished thereto); and

•	the description of our Class A Common Stock contained in our Form 8-A filed on April 27, 2015, including any amendments or reports filed for the purpose of updating the description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Documents or information deemed to have been "furnished" and not "filed" in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

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Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised States ("NRS").

Section 78.138 of the NRS provides that, unless a Nevada corporation's articles of incorporation provide otherwise, and subject to certain exceptions, a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 specifies that indemnification may not be made for any claim, issue or matter as to which a person has been adjudicated by a court to be liable to the corporation subject to a court deeming that, in view of all the circumstances of the case, such indemnity is fairly and reasonably proper. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or, in certain circumstances, by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation's articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

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The Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

•

The Registrant shall indemnify each person who is or was or had agreed to become a director or officer of the Registrant, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the NRS, including the purchase of insurance for such persons;

•

The Registrant may indemnify employees and other persons as though they were directors or officers of the Registrant, and to the extent that an employee or agent of the Registrant has been successful on the merits or otherwise in defense of certain proceeding, or in the defense of any claim, issue or matter therein, the Registrant shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense; and

•

The Registrant may enter into one or more agreements with any person that provide for indemnification greater or different than that provided above. The Registrant has entered into customary indemnification agreements with some of its directors and officers.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The list of exhibits is set forth under "Exhibit Index" at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly, Commonwealth of Massachusetts, on the 15th day of July, 2016.

CELLCEUTIX CORPORATION

By:	/s/ Leo Ehrlich
Name:	Leo Ehrlich
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leo Ehrlich as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo Ehrlich	Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director	July 15, 2016
Leo Ehrlich

/s/ Krishna Menon	Director	July 15, 2016
Krishna Menon

/s/ Barry Schechter	Director	July 15, 2016
Barry Schechter

/s/ Zorik Spektor	Director	July 15, 2016
Zorik Spektor

/s/ Mark R. Tobin	Director	July 15, 2016
Mark R. Tobin

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit A of the Registrant's information statement on Schedule DEF 14C filed on May 3, 2011, File No. 000-52321).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 3, 2015).
5.1*	Opinion of Gary R. Henrie, Esq.
23.1*	Consent of Baker Tilly Virchow Krause, LLP.
23.2*	Consent of Gary R. Henrie, Esq. (included in Exhibit 5.1).
24.1*	Power of Attorney (contained on signature page hereto).
99.1	Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).
99.2

Form of Incentive Stock Option Agreement for Employees for the Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).

99.3

Form of Non-qualified Stock Option Agreement for Employees for the Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).

99.4

Form of Non-qualified Stock Option Agreement for Non-Employee Directors for the Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).

99.5

Form of Restricted Stock Award Agreement for Employees for the Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).

99.6

Form of Restricted Stock Award Agreement for Non-Employee Directors for the Cellceutix Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed on July 1, 2016).

__________

* Filed herewith.

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